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                                                                EXHIBIT 23.2
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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-1 of MAXIMUS, Inc. filed prusuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 7, 1997, and to the reference to our firm under the captions "Selected Financial Data" and "Experts" included in such Registration Statement (Form S-1 No. 333-21611) declared effective on June 12, 1997, and related Prospectus of MAXIMUS, Inc.



                                                /s/ Ernst & Young LLP
Washington, DC
June 12, 1997